         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                              Exhibit 10.13
                                                              -------------

                         SALES AND MARKETING AGREEMENT

     This Agreement is made and entered into effective as of September 5, 1995, ("Effective Date") by and between Internet Profiles Corporation, a California corporation ("I/PRO"), with its principal place of business at 785 Market Street, 13th Floor, San Francisco, CA 94103, and the Nielsen Media Research division ("Nielsen") of A.C. Nielsen Company, a Delaware corporation, with offices at 299 Park Avenue, New York, New York 10171-0074 (collectively I/PRO and Nielsen are referred to as the "Parties" and individually as a "Party").

     A. I/PRO has developed and distributes certain software products and related services for the measurement of Internet usage.

     B. I/PRO and Nielsen desire to enter into a strategic partnership for the sale and marketing of existing Internet usage measurement and analysis products and services developed by I/PRO.

     C. The parties desire to set forth the terms and conditions under which I/PRO and Nielsen will engage in the marketing of certain of I/PRO's Internet usage measurement and analysis products and services;

     D. I/PRO and Nielsen desire to establish a framework under which they may implement future joint development and/or marketing agreements covering Internet measurement products and services.

     In consideration of the foregoing and the agreements contained herein, the parties agree as follows:

     1.   Definitions.
          ------------

     (a) "Confidential Information" shall mean all information provided by one Party to the other which is marked to be confidential or verbally indicated to be such prior to an oral/visual presentation (or, in the case of information which is designated in writing to be confidential subsequent to such presentation by a Party, such information shall from the time of receipt by the other of such designation be Confidential Information), including without limitation technical information not included in user documentation related to the Products, customer lists, marketing plans, financial information and the terms of this Agreement.

     (b) "End Customer" shall mean a person or entity that acquires the right to use the Products for the person or entity's own personal or internal business use, rather than for distribution or other transfer.

     (c) "Future Products" shall mean products and services for the measurement and analysis of Internet usage that may be developed in the future by either Party, including but not limited to the product and related services currently offered by I/PRO under the name "I/CODE."

     (d) "I/PRO Proprietary Rights" shall mean all rights held by I/PRO in the Products and its Confidential Information, including, without limitation, patents, copyrights, authors' rights, trademarks, tradenames, know-how and trade secrets, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition, trade secret or other laws.

     (e) "Nielsen Proprietary Rights" shall mean all rights held by Nielsen in its Confidential Information, including, without limitation, patents, copyrights, authors' rights, trademarks, tradenames, know-how and trade secrets, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition, trade secret or other laws.

     (f) "Products" shall mean I/PRO's computer software products (and related reporting services, technical maintenance and support) known as I/COUNT and I/AUDIT (in each case as described on Exhibit A),
                                                            ---------
          including the accompanying user documentation, and any current and future revisions and releases thereof, including all modifications, upgrades and improvements made to the Products during the term of this Agreement.

     (e) "Product Development" shall mean the periodic refinement, enhancement and development of new features and functionalities for the Products.

     (g) "Reseller" shall mean a person (other than I/PRO or Nielsen) who acquires the right to distribute the Products.

     (h) "Technical Support" shall mean customer support services provided in accordance with I/PRO's technical support policies then in effect and as modified from time to time.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

     2.   Co-Branding of Products.
          ------------------------

     (a)  Exclusive Tradenames for Products.  The Parties agree that during the
          -----------------------------------
          term of this Agreement, the Products will be marketed by I/PRO, Nielsen and any Reseller only under the tradenames "Nielsen-I/PRO I/COUNT" and "Nielsen-I/PRO I/AUDIT", without regard to the sales channel employed.

     (b)  Co-Branding of Future Products.  To the extent either Party intends to
          -------------------------------
          commercially introduce any Future Product during the term of this Agreement, [**] the Parties. [**]. Notwithstanding the foregoing, neither party will have an obligation under this Agreement to develop any such Future Products, and Nielsen will have no obligation under this Agreement to sell and/or market any Future Products, absent an amendment of this Agreement or a new agreement regarding such Future Products.

     3.   Sales and Distribution Rights; License Agreements.
          --------------------------------------------------

     (a)  Grant of Marketing Rights.  Subject to the terms and conditions of
          -------------------------
          this Agreement, I/PRO grants to Nielsen a world-wide non-exclusive, non-transferable (except as set forth in Section 16(a) hereto) license to market the Products and Services to End Customers and to Resellers of the Products and Services. Promptly following notice from Nielsen of a completed Product sale by Nielsen, Nielsen will enter into a license agreement with the End Customer or Reseller and I/PRO will implement the Product in accordance with I/PRO's installation procedures.

     (b)  License Agreements.  Distribution of the Product to End Customers or
          -------------------
          Resellers shall be made only pursuant to a license agreement executed and delivered by the Party (either I/PRO or Nielsen, as the case may be), which shall be in such form as the Parties may adopt from time to time. Except as expressly provided herein, Nielsen shall have no independent right to bind I/PRO to any agreement or to reproduce, license or distribute the Products. Nielsen will be provided with the opportunity to review the forms of agreements to be used with End Customers and Resellers, and may provide I/PRO with suggested modifications. I/PRO will promptly evaluate and, when appropriate, incorporate such suggestions into I/PRO's form agreements. The Parties will review the forms of agreement to be used with End customers and

          Resellers and will attempt to establish mutually acceptable forms of agreement to be used for such purposes. In the event the Parties are unable to agree, each Party shall be entitled to use its preferred form of agreement, provided that the terms of such agreement shall not impose any material obligation on the other Party not otherwise imposed upon that Party herein, or materially disadvantage or otherwise damage the legitimate business interests of the other Party.

     (c)  No Restrictions on End Customer Sales.  Each Party may market the
          --------------------------------------
          Products to any End Customer, even if such End User is or could be deemed to be a competitor of Nielsen or I/PRO.

     (d)  Notice of I/PRO Resellers.  I/PRO shall provide Nielsen with prompt
          --------------------------
          notice of the identity of all of I/PRO's End customers and Resellers for the Products, and all sales by I/PRO of the Products shall be subject to the terms and conditions of this Agreement. If Nielsen has objections to any standards and quality levels then practiced by Nielsen), Nielsen will document such objections to I/PRO, so that a joint decision can be taken on whether the relationship with the objectionable Reseller should be continued. If I/PRO chooses to continue its relationship with such Reseller, I/PRO will provide Nielsen with a list of End Customers served by the objectionable Reseller, and Nielsen will be permitted to notify those customers that it is not supporting product sold by that Reseller. In addition, I/PRO shall remove Nielsen's name or logo from Products licensed to such objectionable Reseller by I/PRO.

     4.   Joint Sales and Marketing.
          --------------------------

     (a)  Concerted Efforts.  Each Party agrees to use its reasonable efforts to
          ------------------
          sell the Products through all distribution channels that they may deem appropriate including, in the case of Nielsen, through all reasonable efforts of existing sales organizations within Nielsen Media Research. The parties currently anticipate that Nielsen will focus on direct sales to End Customers, while I/PRO will focus on indirect sales thorough Resellers; provided that each Party may employ either indirect or direct sales strategies in such Party's discretion, and it is expressly understood and agreed between the parties that nothing herein shall prevent either Party from accepting inquiries and business from potential customers within the other Party's area of focus.

     (b)  Coordination of Efforts.  I/PRO shall be responsible for the
          ------------------------
          coordination of sales and marketing efforts, including the development and maintenance of a shared leads and sales database, and the scheduling of monthly joint sales meetings. The parties will coordinate their efforts to ensure that branding, logos, promotional look and product messages used by each Party shall be as consistent as possible. I/PRO and Nielsen will use reasonable efforts to minimize sales and customer conflicts in the Parties' respective sales efforts. Each Party will designate a contact person for the other Party with respect to activities under this Agreement, and the operational employees form the major departments of each Party will establish direct relationships.

     (c)  Confirmation of Capacity.  Nielsen agrees that in the course of its
          -------------------------
          sales efforts it will not schedule installations or other service activities by I/PRO except with I/PRO's prior confirmation of availability of capacity.

     (d)  Reseller Materials.  The Parties shall ensure that the messages and
          ------------------
          materials used by Resellers shall be consistent with those used by the Parties. Neither Nielsen nor any Reseller identified by Nielsen will make any representations, warranties or guaranties with respect to the specifications, features or capabilities of the Products or Services that are not consistent with I/PRO's then-current published Product descriptions and specifications.

     5.   Price, Payment and Commissions.
          ------------------------------

     (a)  Pricing.  Nielsen and I/PRO will market the Products only in
          --------
          accordance with a pricing schedule to be jointly established from time to time by mutual agreement of the Parties. The pricing schedule will include a range of allowable discounts applicable under specified market and customer conditions. I/PRO and Nielsen may from time to time and by mutual agreement change the prices and discounts set forth on the rate card. Pricing for separate but related Products and related services will identify each component separately and will be consistently valued.

     (b)  Commissions.
          ------------

               (i)  Amount. During the term of this Agreement, I/PRO will pay to
                    ------
Nielsen commissions equal to a percentage of Net Revenues (as defined below) from Products (a) sold primarily through the efforts of Nielsen (or through any Reseller identified and closed by Nielsen), in the percentage amounts set forth on Exhibit B with respect to sales to U.S.-based End customers or Resellers
   ---------
("U.S. Customers"); and (b) sold primarily through the efforts of I/PRO (or by any Reseller not identified and closed by Nielsen), in the percentage amounts set forth on Exhibit C with respect to sales to U.S. Customers. The Parties
             ---------
agree to negotiate in good faith to set Commissions payable on sales to non-U.S.-based End Customers and

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Resellers ("foreign Customers") on a country-by-country basis. If the Parties cannot agree upon Commissions payable to Foreign Customers in any particular country within thirty (30) days of the commencement of such good faith negotiations, which thirty-day period shall begin to run upon receipt by one Party of written notice that the other Party desires to begin such negotiations accompanied by such information as the notifying party believes, in good faith, provides a well-founded basis for the commissions proposed by the notifying Party, then Commissions payable with respect to such sales in such country shall be as set forth on Exhibit B (with respect to sales by Nielsen), or Exhibit C
                   ---------                                        ---------
(with respect to sales by I/PRO), as the case may be. The Parties recognize that because the costs associated with sales and service for Foreign Customers are likely higher than for U.S. Customers, prices of the Products and Commissions payable on sales of the Products to Foreign Customers may be adjusted upon mutual agreement of the Parties. As used herein, "Net Revenues" means[**].
Each Party will invoice its respective Customers or Resellers. Commissions will be paid to Nielsen at the end of each quarter with respect to Net Revenues and accounts which are thirty (30) days or more overdue. It is understood that whichever Party is responsible in law for the payment of taxes (if any) upon revenues received from a Customer or Reseller shall pay such taxes, and shall be responsible for the collection of such taxes.

          (ii)      Disputes.  The Parties agree to mutually determine in good
                    ---------
faith the amount of commission due in the event that I/PRO and Nielsen shall disagree as to the Party responsible for the sale to the End Customer or Reseller. I/PRO agrees to give Nielsen credit and pay Nielsen in accordance with Exhibit B for any End Customers or Resellers over which a reasonable
     ---------
conflict arises.

          (iii)     Adjustments.  The commissions set forth on Exhibit B and
                    ------------                               ---------
Exhibit C may be adjusted by mutual agreement of the Parties to reflect changes
---------
in pricing, costs, and market conditions, as the case may be. The Parties acknowledge and agree that commissions must be set and periodically adjusted so that prices can remain competitive with the marketplace, provide a reasonable profit to I/PRO in each Product category, and a reasonable compensation to Nielsen for its sales, support, and promotional efforts. In addition to adjustments to commissions, the Parties also agree to consider other alternate means of responding to competitive pressures on pricing of the Products. Commissions on Future Products, if any, Parties subject to this Agreement will be established upon mutual agreement of the Parties.

          (iv)      During the term of this Agreement, and for a period of two
(2) years thereafter, each Party will maintain books and records in connection with its sales and marketing of the Products pursuant to this Agreement in sufficient detail to permit the other Party to verify compliance with the terms and conditions of this Agreement. Each Party will have the right through its independent auditors to inspect such books and records of the other Party solely to verify the amount of commissions payable pursuant to this Section 5. Any such audit will be conducted on reasonable notice and during regular business hours and will not interfere unreasonably with either Party's business activities. Audits will be made not more than twice annually.

     6.   Product Development and Maintenance.  I/PRO will use its best efforts
          ------------------------------------
to ensure high quality standards for the Products, and will use its best efforts to resolve any errors in systems or reports. I/PRO will be responsible for Product Development. I/PRO agrees to consider suggestions and requirements of the respective sales personnel of each Party, as well as customer response data and feedback, and shall make such enhancements to the Products as are reasonable and appropriate in light of overall technical and operational constraints of I/PRO. I/PRO will schedule monthly coordination meetings between its Product Development staff and sales personnel of each Party as an aid in meeting its Product Development obligations. I/PRO will devote its reasonable best efforts to continue to provide superior value to End Customers, including sufficient resources to maintain the Products. I/PRO acknowledges that it is I/PRO's intention to develop and maintain Products that are deemed in customer technical evaluations to be demonstrably superior overall to similarly priced competitive products. If at any time a majority of customer technical evaluations clearly indicate that the Products are inferior overall to similarly priced competitive products, Nielsen shall provide I/PRO with the results of such studies and shall make specific recommendations (the "Recommendations") regarding the manner in which the Products shall be improved. I/PRO shall have a reasonable time, which shall not be less than six (6) months or substantially more than nine (9) months, to implement the Recommendations. If after such period a majority of customer technical evaluations clearly indicate that, for the reasons addressed by the Recommendations, the Product is inferior overall to similarly priced competitive products, Nielsen shall have the right to terminate this Agreement upon 30 days written notice to I/PRO.

     7.   Support.  Each Party shall be responsible, through its respective
          --------
sales organization and at its own expense, to provide an initial response to End Customers and Resellers closed by such Party as to questions concerning technical issues, problems or questions regarding the Products. Further Technical Support will be provided solely by I/PRO, in accordance with I/PRO's customer support policies in effect from time to time. Nielsen shall have the right, at Nielsen's expense, to supplement the Technical Support provided by I/PRO. If at any time Nielsen can demonstrate to I/PRO based upon significant indications of customer dissatisfaction that I/PRO's technical support is insufficient to meet the needs of End Customers and Resellers, Nielsen and I/PRO shall work together to establish adequate customer support, which shall be financed by appropriate offsets to commissions payable, or

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

such other method upon which the parties mutually agree. In addition, Nielsen may provide additional analysis products and services to I/COUNT End Customers. Nielsen may price such products and services separately; provided that the I/PRO will receive a commission upon such products and services which is mutually acceptable to both Parties. Nielsen may at its own expense also set up a hot-line for third party I/AUDIT support, in addition to the standard I/AUDIT support provided by I/PRO.

     8.   Exclusivity.
          ------------

     (a)  No Substantially Similar Agreements.  During the term of the
          ------------------------------------
          Agreement, I/PRO will not enter into any other comprehensive agreement, such as this one, for the co-branding and marketing of the Products; provided that I/PRO shall be permitted to enter into bundling relationships with respect to other companies' products or services.

     (b) [**]. During the term of this Agreement, [**] will include a [**] and other material terms [**]. In the event that [**]. Information [**] shall be deemed to be Confidential Information [**], and shall be treated in accordance with Section 10 of this Agreement. [**]. The Parties hereby expressly acknowledge that Nielsen's relationship with Anywhere Online shall not be subject to this Section 8(b).

     (c)  Derivative Informational Products and Services.  The Parties may, upon
          -----------------------------------------------
          mutual agreement, develop and brand derivative informational products and services based on data collected through use of the Products sold pursuant to this Agreement. The Parties will share the revenues from such products in such manner as the Parties may agree.

     9.   Property Rights.
          ----------------

     (a)  Intellectual Property Rights.  I/PRO and Nielsen acknowledge and agree
          ----------------------------
          that I/PRO owns all of the I/PRO Proprietary Rights. Any use by Nielsen of such I/PRO Proprietary Rights is authorized only for the purposes herein set forth and upon termination of this Agreement for any reason, such authorization will cease. Nielsen and I/PRO acknowledge and agree that Nielsen owns all of the Nielsen Proprietary Rights. Any use by I/PRO of such Nielsen Proprietary Rights is authorized only for the purposes herein set forth and upon termination of this Agreement for any reason, such authorization will cease.

          Ownership of products and services developed jointly by the Parties in the future shall be determined by mutual agreement of the Parties.

     (b)  No Other Rights.  Nielsen may not, directly or through any person or
          ----------------
          entity, in any form or manner, copy, distribute, reproduce, incorporate, use or allow access to the Products or modify, prepare derivative works of, decompile, reverse engineer, disassemble or otherwise attempt to derive source code or object code from the Products, except as I/PRO may agree in writing. Each Party will take appropriate steps with End Customers and Resellers, as the other Party may reasonably request, to inform them of and assure their compliance with the restrictions contained in this Agreement.

     (c)  Proprietary Notices.  Neither Party will remove from any copy of the
          --------------------
          Products any copyright and other proprietary notices of the other
          Party.

     (d)  Use of Trademarks.  Subject to the terms and conditions of this
          ------------------
          Agreement, during the term of this Agreement each Party grants to the other a non-exclusive, world-wide license to use the other Party's tradename and trademarks (collectively, the "Trademarks") to the extent included in the Product names set forth in Section 2(a), and for the purpose of marketing and selling the Products; provided that the user submits all such media to the other Party for prior approval and follows reasonable trademark usage guidelines communicated by the other Party. Each Party understands that the other has applied for and/or obtained applicable federal and state registration of certain of the Trademarks and agrees, to so indicate on the box containing the Products and in any advertisement, promotional materials or other documents that contain the Trademarks. Except as expressly provided herein, their Agreement shall not be construed to grant to any Party any right, title or interest in the other's Trademarks. Upon termination of this Agreement for any reason, each Party will immediately cease all use of Products' names and Trademarks and destroy or deliver to the other Party all materials in the user's control or possession which bear such names and trademarks, including any sales literature. At no time during or after the term of this Agreement will either Party challenge or assist others to challenge the other's Trademarks or the registration thereof or attempt to register any trademarks, marks or tradenames confusingly similar to those of the other. Each Party will present and promote the sale of the Products and Services fairly.

     10.  Confidentiality.
          ----------------

     (a)  General.  Except as provided in this Agreement, each Party will not
          --------
          use in any way for its own account of any third party, nor disclose to any third party, any such Confidential Information revealed to it by the other Party. Each Party agrees to protect any Confidential Information from disclosure to others with at least the same degree of care as that which is accorded to its own proprietary information, but in no event with less than reasonable care. In the event of termination of this Agreement, each Party agrees not use or disclose any Confidential Information, to destroy or return all written or electronic copies of Confidential Information of the other Party and each Party will not develop or have developed any product programs utilizing any of the Confidential Information.

     (b)  Exceptions.  The foregoing restrictions will not apply to information
          -----------
          that (i) is known to each Party at the time of disclosure to that Party as demonstrated by written or electronic records of the receiving Party, (ii) has become publicly known through no wrongful act of the receiving Party, (iii) has been rightfully received by a Party from a third party authorized to make such disclosure without restriction, or (iv) has been approved for release by written authorization of the disclosing Party.

     (c)  Notice.  Each Party agrees to notify the other promptly in the event
          -------
          of any breach of confidentiality its security under conditions in which it would appear that any Confidential Information was prejudiced or exposed to loss. Each Party shall, upon request of the other, take all reasonable steps necessary to recover any confidential Information disclosed to or placed in the possession of the receiving Party by virtue of this Agreement. The cost of taking such actions shall be borne solely by the breaching Party.

     (d)  Non-Disclosure Agreement.  The parties agree that the Non-Disclosure
          -------------------------
          Agreement dated January 20, 1995 shall remain in full force and effect as to disclosures made prior to the date of this Agreement.

     11.  Indemnity.
          ---------

     (a)  Indemnification by I/PRO.  I/PRO agrees, at its own expense, to defend
          ------------------------
          or at its option to settle any claim or action brought against Nielsen on the issue of infringement of any patent, copyright or other intellectual property right of any third party by the Products as used or distributed within the scope of this Agreement, and to indemnify Nielsen against all damages and costs, including reasonable legal fees, which may be assessed against Nielsen under any such claim or action; provided that
                                                                   --------
          Nielsen provides I/PRO with (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action and (iii) the authority, information and assistance that is reasonably necessary for defense or settlement of the claim or action. In the event that the Products, or a part thereof, are held, or in I/PRO's sole opinion, may be held to constitute an infringement, I/PRO, at its option and expense, may either (w) procure, at no additional cost to Nielsen or any and all End Customers or Resellers with whom Nielsen has completed a Product sale, the right to continue to use the Product(s), (x) modify the Products so they become non-infringing, (y) replace the Products with functionally equivalent non-infringing materials reasonably acceptable to Nielsen or (z) accept return of the Products. Notwithstanding the foregoing, I/PRO will have no liability if the alleged infringement arises from (i) the use, in the manner specified in relevant I/PRO documentation, of other than a then current release of the Products, or (ii) combinations of the Products with non-I/PRO programs or products, including any Nielsen products, unless such combination is authorized in advance in writing by I/PRO. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF I/PRO AND THE EXCLUSIVE REMEDY OF NIELSEN, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS. In addition, I/PRO agrees to indemnify and hold Nielsen harmless from and against any cost, loss, expense (including attorney's fees) resulting from any and all claims by third parties for loss, damage or injury allegedly caused by any wrongful act, misrepresentation or omission by I/PRO in connection with I/PRO's activities under this Agreement; Nielsen has have the right to participate at its expense in any such dispute.

     (b)  Indemnification by Nielsen.  Nielsen agrees to indemnify and hold
          --------------------------
          I/PRO harmless from and against any cost, loss, expense (including attorney's fees) resulting from any and all claims by third parties for loss, damage or injury allegedly caused by any wrongful act, misrepresentation or omission by Nielsen in connection with Nielsen's activities under this Agreement; I/PRO shall have the right to participate at its expense in any such dispute. Notwithstanding the foregoing, Nielsen assumes no liability hereunder for claims or actions resulting from or arising out of the design, development and/or operation of the Products.

     12.  Warranty Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, I/PRO
          -------------------
GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, OR OTHERWISE.

     13.  Termination.
          -----------

     (a)  Term.  This Agreement shall become effective on the date first written
          ----
          on this Agreement and shall continue for a period of three (3) years, and shall be continued thereafter unless either Party notifies the other of termination of the Agreement not less than nine (9) months prior to the effective date of such termination.

     (b)  Termination for Cause.  Either Party may terminate this Agreement at
          ---------------------
          any time if the other Party materially breaches this Agreement and fails to cure such breach within sixty (60) days after written notice of such breach, or if the other Party shall become insolvent, or if either Party makes an assignment for the benefit of creditors, or if there are instituted by or against either party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution.

     (c)  Termination Liability.  Neither party shall be liable in any manner on
          ---------------------
          account of such Party's determination on termination or cancellation of this Agreement in accordance with its terms. Each Party shall immediately discontinue all advertising and marketing references of any kind to the other Party and/or its products upon such termination or cancellation. The rights of termination and cancellation as set forth herein are absolute.

     (d)  Obligations Upon Termination.  The termination or expiration of this
          ----------------------------
          Agreement shall in no way relieve either party from its obligations to pay the other any sums accrued hereunder prior to such termination or expiration.

     14.  Limitation of Liability.  EXCEPT AS SET FORTH IN SECTION 11 HERETO,
          -----------------------
NEITHER I/PRO NOR NIELSEN SHALL HAVE ANY LIABILITY TO THE OTHER, FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND WHETHER ARISING UNDER CONTRACT, TORT OR OTHER THEORY OF LIABILITY. IT IS ACKNOWLEDGED BY THE PARTIES THAT NOTHING IN THIS SECTION 14 SHALL LIMIT A PARTY'S OBLIGATION TO PAY AMOUNTS ALREADY DUE AND OWING TO THE OTHER PARTY. THESE LIMITATIONS SHALL APPLY

NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     15.  Certain Equity Matters.  The Parties acknowledge and agree that,
          ----------------------
concurrently with the execution and delivery of this Agreement, I/PRO is delivering to Nielsen certain warrants to purchase Common Stock of I/PRO. I/PRO also agrees during the term of this Agreement to provide notice of each meeting of I/PRO's Board of Directors and will permit a representative of Nielsen (who shall be reasonably acceptable to I/PRO) to attend such meetings, without any power to vote and subject to exclusion with respect to any portion of any Board meeting which, in the good faith determination of I/PRO's Board of Directors, involves confidential information of I/PRO disclosure of which to Nielsen would be expected to involve a conflict of interest detrimental to I/PRO. Nielsen may, upon appropriate notice to I/PRO's President or Chairman of the Board of Directors, submit appropriate matters for the agenda at any such Board meeting.

     16.  Miscellaneous.
          -------------

     (a)  Assignment.  This Agreement will be binding upon and inure to the
          ----------
          benefit of the parties hereto and their permitted successors and assigns. Notwithstanding the foregoing, neither this Agreement, nor any rights or obligations hereunder, may be assigned or otherwise transferred by either Party, except to any successor to all or substantially all of such Party's assets or a majority of the voting power of such Party's capital stock or, in the case of Nielsen, to an assignee of or successor to substantially all of the business or assets of Nielsen's Nielsen Media Research division. Any other assignment or transfer without prior written consent will be null and void.

     (b)  Severability.  If one or more provisions of this Agreement are held to
          ------------
          be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (x) such provision shall be excluded from this Agreement, (y) the balance of the Agreement shall be interpreted as if such provision were so excluded and (z) the balance of the Agreement shall be enforceable in accordance with its terms.

     (c)  Legal Expenses.  The prevailing party in any legal action brought by
          --------------
          one Party against the other and arising out of or relating to this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees (including those incurred in any appeal).

     (d)  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
          are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (e)  Counterparts.  This Agreement may be executed in two or more
          ------------
          counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     (f)  Entire Agreement; Enforcement of Rights.  This Agreement sets forth
          ---------------------------------------
          the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged. The failure by either party to enforce any rights hereunder shall not be construed as a waiver of any rights of such party.

     (g)  Governing Law.  The validity, construction and enforceability of this
          -------------
          Agreement shall be governed in all respects by the law of California applicable to agreements negotiated, executed and performed in California, whether one or more of the parties shall be or hereafter become a resident of another state or country, and without reference to conflict of laws principles.

     (h)  Exclusive Jurisdiction.  The Parties agree that all disputes arising
          ----------------------
          among them related to this Agreement, whether arising in contract, tort, equity or otherwise, shall be resolved only in the United States federal courts in the Northern District in California or California State courts located in San Francisco County, California. Each Party hereby irrevocably submits to the personal jurisdiction of such courts.

     (i)  Force Majeure.  If the performance of this Agreement or any
          -------------
          obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the reasonable control of the parties hereto, the party so affected upon giving prompt notice to the other parties shall be excused from such performance during such prevention, restriction or interference.

     (j)  Notices and Other Communications.  Notice by any party under this
          --------------------------------
          Agreement shall be in writing and personally delivered or given by registered mail, overnight courier, telecopy confirmed by registered mail, telefax or prepaid cable, or e-mail transmission via Internet (with a copy by first class, certified mail, postage prepaid on the first business day thereafter) addressed to the other party at its respective address given herein (or at any such other address as may be communicated to the notifying party in writing) and shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

     (k)  Import and Export Controls.  Nielsen understands and acknowledges that
          --------------------------
          I/PRO may be subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of I/PRO to provide Products or any media in which the Products is contained, as well as any training or technical assistance will be subject in all respects to such U.S. laws and regulations as will from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the U.S., including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. Notwithstanding anything to the contrary contained herein, the parties agree that unless prior authorization is obtained from the Office of Export Licensing, the parties shall not export, reexport, or transship, directly or indirectly, to country groups Q, S, W, Y or Z (as defined in the Export Administration Regulations), or Afghanistan or the People's Republic of China (excluding Taiwan), the Products or any of the technical data disclosed hereunder or the direct product of such technical data.

     (l)  Remedies.  The parties acknowledge that any breach of any of the
          --------
          obligations under Sections 10, 11 and 14 is likely to cause or threaten irreparable harm, and, accordingly, the parties agree that in such event, the other party shall be entitled to equitable relief to protect its interest therein, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

                           [SIGNATURE PAGE FOLLOWS]

     The parties have executed this Agreement as of the date first written above.


INTERNET PROFILES CORPORATION,           NIELSEN MEDIA RESEARCH, A
a California corporation                 DIVISION OF A.C. NIELSEN
                                         COMPANY, a Delaware corporation


By:  /s/ Ariel Poler                     By:  /s/ David Harkness
     ----------------------                   ------------------------
Name:  Ariel Poler                       Name:  David Harkness
       --------------------                     ----------------------
Title:  President                        Title:  Sr. Vice President
        -------------------                      ---------------------

Address:                                 Address:
Internet Profiles Corporation            Nielsen Media Research
785 Market Street, 13th floor            299 Park Avenue
San Francisco, California  94103         New York, New York  10171-0074
Attn:  Chief Financial Officer           Attn:  Sr. Vice President, Planning
                                                and Development

                                   Exhibit A
                                   ---------

                              Produce Description
                              -------------------

     I/AUDIT is that certain software program and related services referred to by I/PRO as I/AUDIT, all as more fully described on I/PRO's World Wide Web site with the URL http://www.ipro.com/iaudit.html. I/AUDIT does not include the I/PRO product known as "I/CODE".

     I/COUNT is that certain software program and related services referred to by I/PRO as I/COUNT, all as more fully described on I/PRO's World Wide Web site with the URL http://www.ipro.com/icount.html. I/COUNT does not include the I/PRO product known as "I/CODE".

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   Exhibit B
                                   ---------

                            Nielsen Commission Terms
                            ------------------------

                       (U.S. End Customers or Resellers)



------------------------------------------------------------------------
               Product                           Percentage [**]
               -------                           ---------------
------------------------------------------------------------------------
I/AUDIT                                                [**]
------------------------------------------------------------------------
I/COUNT                                                [**]
(aggregate cumulative sales of I/COUNT
 by Nielsen [**])
------------------------------------------------------------------------
I/COUNT                                                [**]
(aggregate cumulative sales of I/COUNT
 by Nielsen [**])
------------------------------------------------------------------------

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   Exhibit C
                                   ---------

                            I/PRO Commission Terms
                            ----------------------

                       (U.S. End Customers or Resellers)

-----------------------------------------------------------------------------
                 Product                      Percentage [**]
                 -------                      ---------------
-----------------------------------------------------------------------------
I/AUDIT                                            [**]
-----------------------------------------------------------------------------
I/COUNT                                            [**]
(sold directly by I/PRO)
-----------------------------------------------------------------------------
I/COUNT                                            [**]
(sold by any Reseller or other channel)
-----------------------------------------------------------------------------